Exhibit 10.3

PROMISSORY NOTE
(“Note”)

Principal Amount:	El Dorado Hills, California
$500,000	December 18, 2006

1.   For value received, the undersigned, Chapeau, Inc., a Utah corporation, (the “Company”) promises to pay to the order of Gordon V. Smith, 8716 Crider Brook Way, Potomac, Maryland 20854 (“Lender”), in lawful money of the United States of America, the principal sum of Five Hundred Thousand Dollars ($500,000), or such lesser amount as is outstanding under this Note, plus simple interest thereon from the date hereof on the aggregate unpaid principal amount until such amount is paid in full at the annual rate of Eighteen percent (18%), or the maximum rate allowed by law, whichever is less (calculated on the basis of a 365 day year). This loan is made for commercial purposes.

2.   Principal and accrued interest under this Note shall be due and payable in full on February 16, 2007 (the “Maturity Date”). All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to Lender without set-off or counterclaim and free and clear of and without any deductions of any kind.

3.   This Note shall be secured by all of the assets of the Company and the Lender shall hold rights and remedies on a basis consistent with the Company’s other senior secured debtors. The Company will initiate a UCC filing if requested by the Lender.

4.   If one or more of the following events shall have occurred and be continuing: (a) default in the payment of all or any part of the principal or interest of the Note; or (b) the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as the same become due; or (c) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case against the Company; (ii) appoints a receiver of the Company or for all or substantially all of the property of the Company; or (iii) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for thirty (30) days; then Lender, by notice in writing to the Company, may declare this Note to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

5.   This Note may be transferred or assigned only with the prior written consent of the Company and only in compliance with applicable federal and state laws. In the event of such transfer or assignment, Lender shall surrender this Note for registration of transfer or assignment, duly endorsed, or accompanied by a duly executed written instrument of transfer or assignment in form satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee or assignee. Interest and principal are payable only to the registered holder of the Note.

6.   If any action or proceeding is commenced to enforce this Note or any right arising in connection with this Note, the prevailing party in such action or proceeding shall be entitled to recover from the other non-prevailing party the reasonable attorneys’ fees, costs, and expenses incurred by such prevailing party.

7.   The Company and all endorsers, sureties and guarantors, jointly and severally, waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the delivery, acceptance, performance and enforcement of this Note.

8.   This Note shall be deemed to be made under and shall be interpreted under the laws of the State of California (without giving effect to the conflict of law principles thereof). The Company will consent to and honor a filing by Lender in any federal jurisdiction in the United States.

CHAPEAU, INC.
a Utah corporation
By:	/s/ Guy A. Archbold Name: Guy A. Archbold
Title: Chief Executive Officer